Exhibit 10.7

As of September 14, 2013

CMG Holdings Group, Inc
333 Hudson Street, Suite 303
New York, NY 10013

Attn: Jeffrey Devlin, CEO

Dear Mr. Devlin:

AudioEye, Inc. (“AudioEye”) and CMG Holdings Group, Inc. (“CMG Holdings”) are party to that certain Call Option Agreement (the “Call Option Agreement”), dated as of August 1, 2013, as amended as of August 30, 2013.

In consideration of the mutual promises herein contained, and other good and valuable consideration, and intending to be legally bound, AudioEye and CMG Holdings hereby agree that Section 9.2 of the Call Option Agreement is amended and restated in its entirety as follows:

“9.2           Unless otherwise provided herein, this Agreement shall automatically terminate at 5:00 P.M. Tucson time on that date which is ninety-nine (99) calendar days from the Effective Date.”

This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and interpreted according to the laws of the State of Delaware, without giving effect to the choice of law provisions of such State.  Any actions for enforcement of this Agreement or interpretation of any of the provision of this Agreement or otherwise arising out of or relating to this Agreement shall be brought only in the state courts of or in the federal courts located in Pima County, State of Arizona.  The parties agree to submit to the jurisdiction of such courts. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Pima County, State of Arizona. Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

[Remainder of page intentionally left blank; signature page follows.]

University of Arizona Science and Technology Park
9070 S Rita Road, Suite 1450
Tucson, AZ 85747
866.331.5324 • Fax 520.844.2989

If you are in agreement with the foregoing, please sign and return one copy of this Agreement to us.

Very truly yours,

AudioEye, Inc.

By:
Name:
Title:

Agreed to as of this 14th day of September, 2013:

CMG Holdings Group, Inc.

By:
Name:
Title:

University of Arizona Science and Technology Park
9070 S Rita Road, Suite 1450
Tucson, AZ 85747
866.331.5324 • Fax 520.844.2989